UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2007

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 28, 2007, Terex Corporation (“Terex”) filed its Annual Report on Form 10-K for the year ended December 31, 2006 (the “Annual Report”) with the Securities and Exchange Commission.

The Annual Report includes information with respect to the backlog of Terex’s Aerial Work Platforms segment at December 31, 2006 and 2005 which revises previously available data. Backlog figures in the Annual Report for the Terex Aerial Work Platforms segment at December 31, 2006 and 2005 include additional items that should have been categorized as backlog and other items that were not previously included as backlog due to an administrative delay in processing year-end orders in the proper period. Additionally, in this Current Report on Form 8-K, Terex is adjusting the backlog data for its Aerial Work Platforms segment for the periods ended March 31, 2006, June 30, 2006 and September 30, 2006 from previously disclosed levels.

The adjusted backlog information for the Terex Aerial Work Platforms segment is summarized in the table below (dollar amounts in millions):

	12/31/05	3/31/06	6/30/06	9/30/06	12/31/06
Previously disclosed AWP Backlog	$497.8	$660.7	$543.6	$396.0	$419.4
Adjustment	45.8	103.0	117.0	121.3	234.4
Backlog - Corrected	$543.6	$763.7	$660.6	$517.3	$653.8

All adjustments to backlog for the Terex Aerial Work Platforms segment result in a corresponding adjustment to the consolidated backlog figure for Terex as a whole.

The adjustments to the Terex Aerial Work Platforms backlog will not have a material impact on Terex’s previously announced 2007 outlook on total revenue or earnings per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2007

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman
Senior Vice President and
Chief Financial Officer